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                                                                  EXHIBIT 4.3(b)


                                AMENDMENT TO THE
                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SALTON, INC.
                        (PURSUANT TO SECTION 242 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


     It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is:

                                  SALTON, INC.

     2. This Amendment to the Second Amended and Restated Certificate of Incorporation hereby amends the first paragraph of Article Fourth of the Second Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

     3. The first paragraph of Article Fourth is hereby deleted in its entirety and the following first paragraph of Article Fourth shall be inserted herein:

          FOURTH: the total number of shares of capital stock which the corporation shall have authority to issue in the aggregate is Forty-Two Million (42,000,000), of which Forty Million (40,000,000) shares shall be common stock with a par value of $0.01 per share, and Two Million (2,000,000) shares shall be preferred stock with a par value of $0.01 per share.

     4. This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

     Signed and attested to on January 13, 2000.


                                             By:  /s/ WILLIAM B. RUE
                                                -----------------------
                                                     WILLIAM B. RUE

                                             Title:  Chief Operating Officer
                                                   ---------------------------

Attest:

 /s/  MARC LEVENSTEIN
-----------------------
    Marc Levenstein
    Asst. Secretary